UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION

                            Washington, D.C.  20549

                                 FORM 8-K/A

                              CURRENT REPORT
                    Pursuant to Section 13 or 15(d) of the
                       Securities Exchange Act of 1934


Date of Report (Date of earliest event reported):  March 30, 2005


                         FLEETWOOD ENTERPRISES, INC.
              (Exact Name of Registrant as Specified in its Charter)

Delaware                  1-7699                         95-1948322
(State or Other        (Commission File                (IRS Employer
Jurisdiction of            Number)                      Identification
Incorporation)                                          Number)


              3125 Myers Street, Riverside, California 92503-5527
                  (Address of Principal Executive Offices)

Registrant's telephone number, including area code: (951) 351-3500

                             Not Applicable
        (Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K is intended to simultaneously satisfy the filing obligation of the Registrant under any of the following provisions:

__ Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
__ Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
__ Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
__ Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))


INFORMATION INCLUDED IN THIS REPORT


Item 2.05.	Costs Associated with Exit or Disposal Activities.

As previously announced at a meeting held on March 30, 2005, the Company's Board of Directors authorized management to exit the manufactured housing retail and financial services businesses. The Company remains committed to the wholesale (manufacturing) segment of its Housing Group. The Company took this action in order to eliminate the losses it has incurred in its retail operations, and to enable it to return to its traditional focus on manufacturing operations and wholesale distribution in both its manufactured housing and in its recreational vehicle businesses.

At the time of its initial announcement, the Company indicated it may be necessary to write down the value of certain long-lived assets and inventory in the fourth fiscal quarter and in subsequent periods, as well as to revalue the financial services loan portfolio at the lower of cost or market, but the Company was unable to estimate a range of amounts for these and certain additional costs, charges and cash expenditures at that time, all of which could have varied widely depending on the terms of any specific purchase and sale agreements and the successful execution of the exit strategy.

On July 7, 2005, the Company announced that it had signed a definitive agreement to sell most of the assets of the housing retail business to two retail subsidiaries of Clayton Homes, Inc., and had signed a non-binding letter of intent to sell the loan portfolio, the most significant asset of its financial services business, to Vanderbilt Mortgage, an affiliate of Clayton. The definitive agreement is subject to customary conditions, but in the event it closes as expected, the Company will sell most of the assets of all of its currently operating Company-operated retail stores for $74 million, subject to certain adjustments.

The Company recorded impairment charges of $51.1 million in the fourth quarter related to the sale of assets being sold. The impairment charges were as follows:

                                           (In millions)
        Long-lived assets                      $38.4
        Retail inventory                        12.4
        Finance receivables                       .3
                                              ------

        Total                                  $51.1
                                              ======

The Company expects to incur one-time employee termination expenses, as well as contract termination costs, in the range of $5 million to $7 million throughout fiscal year 2006, with the majority occurring in the quarter the transaction is expected to close. The combination of the asset impairment charges taken in the fourth quarter and the projected range of costs related to the disposal that will occur in fiscal year 2006 will be in the range of $55 million to $58 million, of which only about $4 million to $6 million will represent cash expenditures. These costs, as well as the ongoing financial results for the retail and financial services businesses, have been accounted for as discontinued operations effective since the fourth fiscal quarter.
The presentation of financial results in prior periods will also be revised to reflect these businesses as discontinued operations.

A press release, which is furnished as Exhibit 99.1 to this Report and is incorporated by reference in this Item 2.05, has been issued by the Company describing the agreements with Clayton.

Item 8.01	Other Events

See Item 2.05 above.

Item 9.01.    Financial Statements and Exhibits.

(c) Exhibits

Exhibit 99.1      Press release of Fleetwood Enterprises, Inc. dated July 7,
                  2005.


                                   SIGNATURE

    Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date:  July 7, 2005
                                   FLEETWOOD ENTERPRISES, INC.



                                   By: /s/ Leonard J. McGill
                                       --------------------------
                                       Leonard J. McGill
                                       Senior Vice President,
                                       General Counsel and Secretary


                          Index to Exhibits

Exhibit 99.1   Press release of Fleetwood Enterprises, Inc. dated July 7,
               2005.